Exhibit 24.2

POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated with their respective name or names below, hereby constitute and appoint MARK A. ROCHE and LAUREN S. TASHMA, and each of them acting alone, the attorneys-in-fact of the undersigned with full power to them and each of them to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact may deem necessary or advisable to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the filing under the Securities Act of 1933, as amended, of (a) the Registration Statement on Form S-8 of the Future Brands LLC Retirement Savings Plan and (b) all amendments or supplements thereto, or any new or revised prospectuses relating thereto or supplements thereto, as may be necessary or desirable, including specifically in each case, but without limiting the generality of the foregoing, the power and authority to sign the name of Future Brands LLC Retirement Savings Plan and the names of the undersigned in the capacities indicated below to all such registration statements, amendments, post-effective amendments or supplements thereto.

Signature	Title	Date

/s/ Mark Hausberg	Treasurer	May 1, 2006
Mark Hausberg,

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